As filed with the Securities and Exchange Commission on May 25, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DANAOS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant's Name into English)

Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	Not Required (I.R.S. Employer Identification No.)
c/o Danaos Shipping Co. Ltd. 14 Akti Kondyli 185 45 Piraeus Greece 011 30 210 419 6480 (Address and telephone number of Registrant's principal executive offices)

Morgan, Lewis & Bockius LLP
Attn.: Stephen P. Farrell
101 Park Avenue
New York, New York 10178
(212) 309-6000 (telephone)
(212) 309-6001 (facsimile)
(Name, address and telephone number of agent for service)

          Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

          If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, $0.01 par value per share	23,945,945	$6.24	$149,422,696.80	$17,347.98

Preferred stock purchase rights(2)	—	—	—	—

(1)
Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of a share of Danaos Corporation Common Stock, as reported on the New York Stock Exchange on May 24, 2011.

(2)
The preferred stock purchase rights are initially attached to and trade with the shares of our common stock registered hereby. Value attributed to such rights, if any, is reflected in the market price of our common stock.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 25, 2011.

PROSPECTUS

         23,945,945 Shares

Danaos Corporation

Common Stock

        This prospectus relates solely to the resale of up to an aggregate of 23,945,945 shares of common stock of Danaos Corporation ("Danaos," "we," "us," or "our") by the selling stockholder identified in this prospectus. These shares consist of shares of our common stock that we issued pursuant to a subscription agreement between us and the selling stockholder in a transaction exempt from the registration requirements of the Securities Act of 1933.

        The selling stockholder identified in this prospectus or its pledgees, donees, transferees or other successors in interest may offer the shares from time to time as the selling stockholder may determine through public or private transactions or through other means described in the section entitled "Plan of Distribution" beginning on page 7. The holder may also sell shares under Rule 144 or Regulation S under the Securities Act of 1933, in each case, if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholder will sell any of its shares.

        We will not receive any of the proceeds from the sale of these shares by the selling stockholder, or by its respective pledgees, donees, transferees or other successors in interest.

        Our common stock is traded on the New York Stock Exchange under the symbol "DAC." The last reported sale price of our shares on May 24, 2011 was $6.24 per share.

        Investing in our common stock involves risks that are described in "Risk Factors" and the "Risk Factors" section of our Annual Report on Form 20-F that is incorporated by reference into this prospectus. You should carefully consider the risk factors set forth therein before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2011.

        You should rely only on the information provided in this prospectus and any prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

i

FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus, and the documents incorporated into this prospectus by reference, concerning our operations, cash flows, and financial position include forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "believe," "estimate," "expect," "forecast," "intend," "potential," "may," "plan," "project," "predict," and "should" and similar expressions as they relate to us are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. We may also from time to time make forward-looking statements in our periodic reports that we file with the U.S. Securities and Exchange Commission ("SEC"), other information sent to our security holders, and other written materials. Such statements reflect our current views and assumptions and all forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. We caution readers of this prospectus, and the documents incorporated into this prospectus by reference, not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements.

DANAOS CORPORATION

        Danaos Corporation is an international owner of containerships, chartering its vessels to many of the world's largest liner companies. Our fleet of containerships makes us one of the largest containership charter owners in the world, based on total TEU capacity. Our strategy is to charter our containerships under multi-year, fixed-rate period charters to a geographically diverse group of liner companies, including many of the largest such companies globally, as measured by TEU capacity.

        We are a corporation domesticated in the Republic of the Marshall Islands on October 7, 2005, under the Marshall Islands Business Corporations Act, after having been incorporated as a Liberian company in 1998 in connection with the consolidation of our assets under Danaos Holdings Limited. In connection with our domestication in the Marshall Islands, we changed our name from Danaos Holdings Limited to Danaos Corporation. Our company operates through a number of subsidiaries, all of which are wholly-owned by us and either directly or indirectly own the vessels in our fleet. Our manager, Danaos Shipping Company Limited, was founded in 1972 and since that time it has continuously provided seaborne transportation services.

        In October 2006, we completed an initial public offering of our common stock in the United States and our common stock began trading on the New York Stock Exchange under the symbol "DAC." Our address is c/o Danaos Shipping Co. Ltd., 14 Akti Kondyli, 185 45 Piraeus, Greece. Our telephone number at that address is +30 210 419 6480. Our website address is www.danaos.com. Information on, or accessible through, our website does not form part of this prospectus.

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under the heading "Risk Factors" in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, and in other documents we file from time to time with the SEC, before making an investment in our common stock.

USE OF PROCEEDS

        All of the shares of common stock offered by this prospectus are being sold by the selling stockholder. For information about the selling stockholder, see "Selling Stockholder." We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder or by its pledgees, donees, transferees or other successors in interest.

CAPITALIZATION

        Our capitalization is set forth in our report on Form 6-K filed with the SEC on May 10, 2011 and updates thereto will be set forth in reports on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference, other periodic filings we make with the SEC or in a prospectus supplement to this prospectus.

SELLING STOCKHOLDER

        On August 12, 2010, we issued in transactions exempt from the registration requirements of the Securities Act an aggregate of 54,054,055 shares of common stock to several investors, including an aggregate of 23,945,945 shares of our common stock to the selling stockholder named herein, pursuant to subscription agreements between us and such investors. Each such investor represented to us, among other things, that it was acquiring the shares in the ordinary course of business and for its own account, and that it did not have any agreement or understanding with any person or entity to distribute any of the shares so acquired.

        The table below sets forth the name of the selling stockholder, the number of shares owned by the selling stockholder and the number of shares of common stock that may be offered by the selling stockholder under this prospectus. The information is based on information provided to us by or on behalf of the selling stockholder. The term "selling stockholder" also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholder named in the table below. The information concerning the selling stockholder may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.

        Because the selling stockholder may offer all or less than all of our common stock covered by this prospectus, we cannot estimate the amount of our common stock that will be held by the selling stockholder upon completion of the offering. For information on the procedure for sales by selling stockholder, please read the disclosure set forth under the heading "Plan of Distribution."

Name	Number of Shares Owned Prior to this Offering	Percentage of Outstanding Common Stock Owned Prior to this Offering(2)	Number of Shares Offered Hereby
Danaos Investments Limited as Trustee of the 883 Trust(1)	67,633,140	62.05%	23,945,945

(1)
Danaos Investments Limited is a New Zealand company that acts as trustee of the 883 Trust, a trust established under the laws of England and Wales. Danaos Investments Limited as Trustee of the 883 Trust has sole voting and dispositive control over the shares being offered by it. The beneficiaries of the 883 Trust are Dr. John Coustas, our President, Chief Executive Officer and a member of our board of directors, and members of his immediate family. Dr. Coustas has certain powers to remove and replace Danaos Investments Limited as Trustee of the 883 Trust and, accordingly, may be deemed to beneficially own the shares offered by it. The address of Danaos Investments Limited as Trustee of the 883 Trust is c/o 14 Akti Kondyli, 185 45 Piraeus, Greece.

(2)
Calculated based on Rule 13d-3 of the Exchange Act using 109,002,373 shares of common stock outstanding as of May 24, 2011.

TAX CONSIDERATIONS

        Certain tax considerations relating to an investment in our common stock are set forth in our Annual Report on Form 20-F for the year ended December 31, 2010 and filed with the SEC on April 8, 2011, which report is incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

        Under our articles of incorporation, our authorized capital stock consists of 750,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of blank check preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a stockholder rights plan as described below. All of our shares of stock are in registered form. As of March 31, 2011, we had 108,626,538 common shares issued and outstanding. Additionally, as of May 23, 2011, we issued warrants to purchase, solely on a cashless exercise basis, an aggregate of 15,000,000 shares of our common stock at an exercise price of $7.00 per share. These warrants expire on January 31, 2019. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. The rights, preferences and privileges of holders of shares of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

        Each share of our common stock includes a right that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A participating preferred stock at a purchase price of $25.00 per unit, subject to specified adjustments. The rights are issued pursuant to a rights agreement between us and American Stock Transfer & Trust Company, as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights. The material terms and conditions of the rights agreement and the rights are summarized in "Item 10. Additional Information—Share Capital" in our Annual Report on Form 20-F for the year ended December 31, 2010 incorporated by reference herein and, for a complete description of the rights, we encourage you to read the rights agreement, which is an exhibit to the registration statement of which this prospectus is a part.

        For a more complete summary of our capital stock and the provisions of our articles of incorporation and bylaws, including certain anti-takeover provisions, please read "Item 10. Additional Information" in our Annual Report on Form 20-F for the year ended December 31, 2010 incorporated by reference herein.

PLAN OF DISTRIBUTION

        The shares of common stock included in this prospectus may be sold from time to time by the selling stockholder and/or its pledgees, donees, transferees or other successors in interest. The selling stockholder may sell any or all of the shares of common stock included in this prospectus from time to time directly to purchasers, through underwriters, broker-dealers or agents, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at privately negotiated prices. If the shares of common stock are sold through underwriters or broker-dealers, then the selling stockholder will be responsible for underwriting discounts or commissions. Such sales may be effected in transactions (which may involve block transactions):

  •
  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  through put or call option transactions, whether such options are listed on an options exchange or otherwise;

  •
  through the settlement of short sales;

  •
  through a combination of any such methods of sale; or

  •
  through any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares under Rule 144 or Regulation S under the Securities Act, in each case, if available, rather than under this prospectus. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

        Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling stockholder may enter into hedging, option, loan, pledge, or other types of derivative or monetization transactions with respect to the shares of common stock included in this prospectus, such as lending or pledging such shares to a broker-dealer, bank, or other third party, which may become a selling stockholder and sell such shares through this prospectus.

        The selling stockholder may directly make offers to sell the shares of common stock to, or solicit offers to purchase the shares of common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholder will set forth the terms of such offering.

        From time to time, the selling stockholder may sell the shares of common stock included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering will name such dealers, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell the shares to purchasers.

        The selling stockholder may also designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock, or to sell the shares of common stock in ordinary brokerage transactions, on its behalf. If required, the prospectus supplement related to any such offering will name such agents, and will include information about any commissions paid to the agents, in such offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act in such offering.

        The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those shares. In such event, any commissions received by those broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

        In connection with the sales of the common stock, the selling stockholder may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholder may also sell short the common stock and deliver common stock to close out short positions, or loan or pledge the common stock to broker-dealers or others that, in turn, may sell the common stock.

        The selling stockholder has advised us that they have not entered into any agreements or understandings with any underwriters or broker-dealers regarding the sale of its shares of our common stock. If we are notified by the selling stockholder that any material agreement or understanding has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

        The shares of common stock were issued and sold on August 12, 2010 in a transaction exempt from the registration requirements of the Securities Act. Pursuant to the subscription agreement between us and the selling stockholder, we entered into registration rights agreements pursuant to which we have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay the expenses of the registration of the shares of common stock being registered under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, and fees and expenses of our counsel and our accountants. The selling stockholder will pay any underwriting discounts, commissions and transfer taxes applicable to the shares of common stock sold by it through this prospectus.

        Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

        Any person participating in the distribution of common stock covered by this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by that person.

 LEGAL MATTERS

        The validity of the common stock offered by this prospectus, Marshall Islands tax considerations and Liberian tax considerations will be passed upon for us by Watson, Farley & Williams (New York) LLP. United States legal matters, including United States tax considerations, will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the common stock offered hereby. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the common stock offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

        We furnish holders of common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to make available quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year. The audited financial statements will be prepared in accordance with U.S. GAAP and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but will be required to furnish those proxy statements to stockholders under New York Stock Exchange rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short-swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over information included in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on April 8, 2011;

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  our Form 6-K filed with the SEC on May 10, 2011; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (File No. 001-33060), filed with the SEC on October 2, 2006.

        We will also incorporate by reference any future filings made with the SEC under the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Danaos Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli
185 45 Piraeus
Greece
Attention: Secretary
+30 210 419 6480

        The documents we file with or furnish to the SEC are available on our website at www.danaos.com under "Investor Relations." Other than the Exchange Act filings listed above, no documents or other information on our website is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

        We are a Marshall Islands corporation and our executive offices are located outside of the United States. A majority of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES

        The following are the expenses estimated to be incurred by us in connection with registering 23,945,945 shares of common stock that may be sold by the selling stockholder under this prospectus.

SEC Registration Fee	$17,347.98
Printing	$1,500.00
Legal Fees and Expenses	$15,000.00
Accountants' Fees and Expenses	$5,000.00
Transfer Agent's Fees and Expenses	$500.00
Miscellaneous Costs	$7,500.00

Total	$46,847.98

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant is a Marshall Islands corporation. Section 60 of the Business Corporations Act of the Republic of the Marshall Islands (the "BCA") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

        A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

        Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA. In this regard, the Registrant has entered into employment agreements with its chief executive officer, chief operating officer and chief financial officer which provide that the Registrant will maintain directors' and officers' liability insurance policies during the term of such executive's employment and for five years thereafter at a level, and on terms and conditions, no less favorable than the coverage the Registrant provides other similarly-situated executives so long as such coverage is available from the carrier and does not increase the cost of such policy by more than 10% per annum.

        The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. In this regard, the Registrant's Bylaws provide that such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate, and the board of directors may authorize the Registrant's legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. The Registrant's Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the Registrant, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of Registrant.

        The Articles of Incorporation of the Registrant provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

ITEM 9.    EXHIBITS

Exhibit No.	Description
3.1	Restated Articles of Incorporation.*
3.2	Amended and Restated Bylaws.**
4.1	Specimen of Share Certificate.***
4.2	Stockholder Rights Agreement.****
5.1	Opinion of Watson, Farley & Williams (New York) LLP (Marshall Islands counsel to the Company).
5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company).
8.1	Opinion of Watson, Farley & Williams (New York) LLP (Marshall Islands and Liberian tax counsel to the Company).
8.2	Opinion of Morgan, Lewis & Bockius LLP (United States tax counsel to the Company).
23.1	Consent of PricewaterhouseCoopers S.A.
23.2	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.2 and 8.2).
24.1	Powers of Attorney (included on signature pages).

*
Previously filed as an exhibit to the Company's Form 6-K with respect to the three months ended March 31, 2010 and filed with the SEC on July 29, 2010.

**
Previously filed as an exhibit to the Company's Form 6-K with respect to the six months ended June 30, 2009 and filed with the SEC on September 23, 2009.

***
Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Reg. No. 333-137459) filed with the SEC and hereby incorporated by reference to such Registration Statement.

****
Previously filed as an exhibit to the Company's Annual Report on Form 20-F for the year ended December 31, 2010 and filed with the SEC on April 8, 2011.

ITEM 10.    UNDERTAKINGS

        Each undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than

  20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

        That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

          (A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Danaos Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Piraeus, Greece, on May 25, 2011.

DANAOS CORPORATION
/s/ DR. JOHN COUSTAS
By:	Dr. John Coustas
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Dr. John Coustas, Iraklis Prokopakis and Dimitri J. Andritsoyiannis, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 25, 2011.

Signature	Title

/s/ DR. JOHN COUSTAS Dr. John Coustas	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ IRAKLIS PROKOPAKIS Iraklis Prokopakis	Director, Senior Vice President, Treasurer and Chief Operating Officer
/s/ DIMITRI J. ANDRITSOYIANNIS Dimitri J. Andritsoyiannis	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ GEORGE ECONOMOU George Economou	Director
/s/ ANDREW B. FOGARTY Andrew B. Fogarty	Director

Signature	Title

/s/ MYLES R. ITKIN Myles R. Itkin	Director
/s/ MIKLÓS KONKOLY-THEGE Miklós Konkoly-Thege	Director
Robert A. Mundell	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on May 25, 2011.

/s/ MYLES R. ITKIN Name: Myles R. Itkin Title: Director

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Restated Articles of Incorporation.*
3.2	Amended and Restated Bylaws.**
4.1	Specimen of Share Certificate.***
4.2	Stockholder Rights Agreement.****
5.1	Opinion of Watson, Farley & Williams (New York) LLP (Marshall Islands counsel to the Company).
5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company).
8.1	Opinion of Watson, Farley & Williams (New York) LLP (Marshall Islands and Liberian tax counsel to the Company).
8.2	Opinion of Morgan, Lewis & Bockius LLP (United States tax counsel to the Company).
23.1	Consent of PricewaterhouseCoopers S.A.
23.2	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibits 5.1 and 8.1).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.2 and 8.2).
24.1	Powers of Attorney (included on signature pages).

*
Previously filed as an exhibit to the Company's Form 6-K with respect to the three months ended March 31, 2010 and filed with the SEC on July 29, 2010.

**
Previously filed as an exhibit to the Company's Form 6-K with respect to the six months ended June 30, 2009 and filed with the SEC on September 23, 2009.

***
Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Reg. No. 333-137459) filed with the SEC and hereby incorporated by reference to such Registration Statement.

****
Previously filed as an exhibit to the Company's Annual Report on Form 20-F for the year ended December 31, 2010 and filed with the SEC on April 8, 2011.